Exhibit 99.1

CONTACTS:

David P. Luci, Esq. (Investors)

Executive Vice President and General
Counsel

davidluci@bioenvision.com

+ 1 (212) 750 6700

Mary Ann Ondish

Investor Relations Manager

maryannondish@bioenvision.com

+ 1 (212) 750 6700

Hugh S. Griffith (media)

Chief Operating Officer

hughgriffith@bioenvision.com

+ 44 (0) 131 248 3555

BIOENVISION APPOINTS JAMES S. SCIBETTA AS NEW CFO

New York, NY (November 28, 2006) – Bioenvision, Inc. (NasdaqGM:BIVN) today announced the appointment James S. Scibetta to the post of Chief Financial Officer. Mr. Scibetta will begin his employment with Bioenvision in early December 2006.

Mr. Scibetta, with 18 years of experience as a finance professional, will become the Company’s new CFO. Mr. Scibetta was most recently Executive Vice President & CFO of Merrimack Pharmaceuticals, Inc. of Cambridge, Massachusetts, a biopharmaceutical company focused on discovery and development of novel therapies for autoimmune disease and cancer.  Mr. Scibetta is a member of the board of directors and audit committee chairman of Labopharm Inc. (Nasdaq:DDSS, TSX:DDS), an international, specialty pharmaceutical company focused on improving existing drugs by incorporating its proprietary, advanced controlled-release technologies, and formerly has served as a senior investment banker providing capital raising, M&A and strategic advisory services to healthcare companies at Shattuck Hammond Partners, LLC, a boutique healthcare investment bank and PaineWebber Inc.

“We are very pleased to have someone with Jim’s experience joining the Bioenvision team,” said Dr. Christopher Wood, Bioenvision’s Chairman and CEO.

Mr. Scibetta said. “I look forward to working with the current management team and using my skills and experience to help Bioenvision manage through the coming stages of growth and opportunity.”

David P. Luci, formerly Bioenvision’s Chief Financial Officer, General Counsel and Corporate Secretary, will be promoted to the position of Executive Vice President, General Counsel and Corporate Secretary, focusing on business and product development activities and continuing to manage the Company’s legal and regulatory matters.

ABOUT BIOENVISION

Bioenvision’s primary focus is the acquisition, development, distribution and marketing of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Evoltra®, Modrenal® (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products. Bioenvision is also developing anti-infective technologies, including the OLIGON® technology, an advanced biomaterial that has been incorporated into various FDA approved medical devices and Suvus®, an antimicrobial agent currently in clinical development for refractory chronic hepatitis C infection. For more information on Bioenvision please visit our Web site at www.bioenvision.com.

Certain statements contained herein are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements.